Exhibit 4.2

NATIONAL PENN BANCSHARES, INC.

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of September 16, 2014

Supplement to Senior Debt Securities Indenture dated as of September 16, 2014

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of September 16, 2014 (this “Supplemental Indenture”), by and between NATIONAL PENN BANCSHARES, INC., a Pennsylvania corporation (hereinafter called the “Company”), having its principal executive office located at 645 Hamilton Street, Suite 1100, Allentown, Pennsylvania 18101, and U.S. BANK NATIONAL ASSOCIATION, a national banking association (hereafter called the “Trustee”), having a Corporate Trust Office at 2 Liberty Place EX-PA-WBSP 50 S. 16th Street Suite 2000 Philadelphia, PA 19102, as Trustee under the Indenture (as hereinafter defined).

RECITALS

WHEREAS, the Company and the Trustee have entered into a Senior Debt Securities Indenture (hereinafter called the “Original Indenture” and, as supplemented hereby, the “Indenture”), dated as of the date hereof, providing for the issuance by the Company from time to time of its senior debt securities;

WHEREAS, no Securities have been issued under the Original Indenture and there do not currently exist any Holders;

WHEREAS, the Company desires to issue a series of its senior debt securities under the Original Indenture, and has duly authorized the creation and issuance of such debt securities and the execution and delivery of this Supplemental Indenture to modify the Original Indenture and provide certain additional provisions as hereinafter described;

WHEREAS, the Company and the Trustee deem it advisable to enter into this Supplemental Indenture for the purposes of establishing the terms of such debt securities and providing for the rights, obligations and duties of the Trustee with respect to such debt securities;

WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by a resolution of the Executive Committee established and granted authority under the Bylaws of the Company;

WHEREAS, concurrently with the execution hereof, the Company has delivered to the Trustee an Officers’ Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel; and

WHEREAS, all conditions and requirements of the Original Indenture necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the mutual premises and agreements herein contained, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE

CREATION OF THE NOTES

Section 1.1. Designation of Series. Pursuant to the terms hereof and Sections 3.1 and 3.3 of the Indenture, the Company hereby creates a series of its debt securities designated as the “4.250% Senior Notes due 2024” (the “Notes”), which Notes shall be deemed “Securities” for all purposes under the Indenture.

Section 1.2. Form and Denomination of Notes. The definitive form of the Notes shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The Notes shall bear interest, be payable and have such other terms as are stated in the form of definitive Note and in the Indenture. The Stated Maturity of the Notes shall be September 30, 2024. The Notes shall be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Section 1.3. Initial Amount of Series. The initial aggregate principal amount of Notes which shall be issued is U.S. $125,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.4, 3.5, 3.6, or 9.6 of the Original Indenture). The Notes may, upon the execution and delivery of this Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes upon the delivery of a Company Order.

Section 1.4. No Sinking Fund, No Mandatory Redemption. No sinking fund will be provided with respect to the Notes. The Company will not be obligated to redeem the Notes at the option of the Holders.

Section 1.5. No Redemption. Article 11 of the Original Indenture shall not be applicable to the Notes.

Section 1.6. Notes Not Convertible or Exchangeable. The Notes will not be convertible into or exchangeable for Common Stock or other securities or property.

Section 1.7. Issuance of Notes; Selection of Depository. The Notes shall be issued as Registered Securities in permanent global form, without coupons. The initial Depository for the Notes shall be The Depository Trust Company.

Section 1.8. No Additional Amounts. No Additional Amounts shall be payable with respect to the Notes.

Section 1.9. Issuance of Additional Notes. From time to time subsequent to the date hereof, without the consent of the Holders of the Notes, the Company may create and issue additional Notes (the “Additional Notes”) under the terms of the Indenture and this Supplemental Indenture (and without need to execute any additional supplemental indenture). The Additional Notes shall be issued as part of the existing series of Notes issued pursuant to this Supplemental Indenture and shall have terms identical in all material respects (except for the initial interest accrual date and the first Interest Payment Date) to any Outstanding Notes and shall be treated together with any Outstanding Notes as a single series of Securities. Any Additional Notes issued hereunder shall rank equally and ratably with the Notes originally issued pursuant to this Supplemental Indenture and shall trade interchangeably with such Notes and shall otherwise constitute Notes for all other purposes hereof; provided that if the Additional Notes are not fungible with the existing series of Notes for U.S. federal income tax purposes, the Additional Notes shall have a separate CUSIP number. Any Additional Notes may be issued pursuant to authorization provided by one or more Board Resolutions. No Additional Notes shall be issued at any time that an Event of Default under the Indenture with respect to the Notes has occurred and is continuing.

Section 1.10. Place of Payment. The Borough of Manhattan, The City of New York shall be the Place of Payment for the Notes.

ARTICLE TWO

APPOINTMENT OF THE TRUSTEE FOR THE NOTES

Section 2.1. Appointment of Trustee; Acceptance by Trustee. Pursuant and subject to the Indenture, the Company and the Trustee hereby constitute the Trustee as trustee to act on behalf of the Holders of the Notes. By execution and delivery of this Supplemental Indenture, the Trustee hereby accepts appointment as trustee with respect to the Notes, and agrees to perform such trusts upon the terms and conditions set forth in the Indenture.

Section 2.2. Rights, Powers, Duties and Obligations of the Trustee. Any rights, powers, duties and obligations by any provisions of the Indenture conferred or imposed upon the Trustee shall, insofar as permitted by law, be conferred or imposed upon and exercised or performed by the Trustee with respect to the Notes.

ARTICLE THREE

DEFINITIONS

Section 3.1. Definition of Terms. Unless otherwise provided herein or unless the context otherwise requires:

(a) a term defined in the Original Indenture has the same meaning when used in this Supplemental Indenture;

(b) a term defined anywhere in this Supplemental Indenture has the same meaning throughout;

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation; and

(e) notwithstanding anything in the Original Indenture to the contrary, the following terms have the meanings given to them in this Section 3.1(e):

“Bank” means (i) any institution organized under the laws of the United States, any State of the United States, the District of Columbia, any territory of the United States, Puerto Rico, Guam, American Samoa or the Virgin Islands which (a) accepts deposits that the depositor has a legal right to withdraw on demand, and (b) engages in the business of making commercial loans and (ii) any trust company organized under any of the foregoing laws.

“Constituent Bank” means a Subsidiary which is a Bank.

“Principal Constituent Bank” means National Penn Bank or such other Constituent Bank(s) of the Company that has consolidated assets equal to 35% or more of the Company’s consolidated assets, as may be designated from time to time, pursuant to a Board Resolution and set forth in an Officers’ Certificate. If a Constituent Bank is designated as a Principal Constituent Bank in connection with the Notes, such Principal Constituent Bank shall remain a Principal Constituent Bank until such time as the Notes are no longer Outstanding.

“State” means any of the various States of the United States of America.

“Voting Stock” means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency.

“Wholly Owned Subsidiary” means a Subsidiary of which all of the outstanding Voting Stock (other than directors’ qualifying shares) is at the time, directly or indirectly, owned by the Company, or by one or more Wholly Owned Subsidiaries of the Company or by the Company and one or more Wholly Owned Subsidiaries of the Company.

ARTICLE FOUR

COVENANTS

Pursuant to Section 2.1 and Section 3.1(20) of the Original Indenture, so long as any of the Notes are Outstanding, the following provisions shall be applicable to the Notes:

Section 4.1. Limitation upon Disposition of Voting Stock of Certain Subsidiaries. Except as set forth below, the Company will not sell, assign, pledge, transfer or otherwise dispose of, or permit the issuance of, or permit a direct or indirect majority owned entity of the Company to sell, assign, pledge, transfer or otherwise dispose of, any shares of Voting Stock of any Subsidiary, or any securities convertible into or options, warrants or rights to subscribe for or purchase shares of Voting Stock of any Subsidiary, which Subsidiary, in either case, is:

(a) A Principal Constituent Bank; or

(b) A Subsidiary which owns shares of Voting Stock or any securities convertible into or options, warrants or rights to subscribe for or purchase shares of Voting Stock of a Principal Constituent Bank;

provided, however, that nothing in this Section shall prohibit any dispositions made by the Company or any Subsidiary (i) acting in a fiduciary capacity for any person other than the Company or any Subsidiary, or (ii) to the Company or any of its Wholly Owned Subsidiaries. Notwithstanding the foregoing, sales, assignments, pledges, transfers, issuances or other dispositions of shares of Voting Stock or securities convertible into or options, warrants or rights to subscribe for or purchase shares of Voting Stock of a corporation referred to in Clause (a) or (b) above may be made where:

(i) the sales, assignments, pledges, transfers, issuances or other dispositions are made, in the minimum amount required by law, to any Person for the purpose of the qualification of such Person to serve as a director; or

(ii) the sales, assignments, pledges, transfers, issuances or other dispositions are made in compliance with an order of a court or regulatory authority of competent jurisdiction; or

(iii) the sales, assignments, pledges, transfers, issuances or other dispositions are made in connection with a merger or consolidation of a Principal Constituent Bank with or into a Wholly Owned Subsidiary, Constituent Bank or other Bank, if, after such merger or consolidation with such entity, the Company owns, directly or indirectly, not less than the percentage of Voting Stock of the surviving entity of such transaction as it owned of such Principal Constituent Bank prior to such transaction; or

(iv) the sales, assignments, pledges, transfers, issuances or other dispositions are for fair market value (as determined by the Board of Directors of the Company, which determination shall be conclusive and evidenced by a Board Resolution) and, after giving effect to such disposition or issuance and any potential dilution, the Company and its Wholly Owned Subsidiaries will own, directly or indirectly, not less than 80% of the Voting Stock of such Principal Constituent Bank or Subsidiary; or

(v) a Principal Constituent Bank sells additional shares of Voting Stock to its stockholders at any price, if, after such sale, the Company owns, directly or indirectly, not less than the percentage of Voting Stock of such Principal Constituent Bank it owned prior to such sale; or

(vi) a pledge is made or a lien is created to secure loans or other extensions of credit by a Constituent Bank subject to Section 23A of the Federal Reserve Act.

Section 4.2. Limitation upon Creation of Liens on Capital Stock of Certain Subsidiaries. Except as provided in Section 4.1 hereof, the Company will not at any time, directly or indirectly, create, assume, incur or suffer to be created, assumed or incurred or to exist any mortgage, pledge, encumbrance or lien or charge of any kind upon (1) any shares of capital stock of any Principal Constituent Bank (other than directors’ qualifying shares), or (2) any shares of capital stock of a Subsidiary which owns capital stock of any Principal Constituent Bank; provided, however, that, notwithstanding the foregoing, the Company may incur or suffer to be incurred or to exist upon such capital stock (a) liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested by the Company in good faith by appropriate proceedings and the Company shall have set aside on its books adequate reserves with respect thereto (segregated to the extent required by generally accepted accounting principles), or (b) the lien of any judgment, if such judgment shall not have remained undischarged, or unstayed on appeal or otherwise, for more than 60 days.

Section 4.3. Waiver of Covenants. In accordance with Section 10.9 of the Original Indenture, the Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 4.1 to 4.3 hereof, inclusive, with respect to the Notes if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes, by Act of such Holders, either shall waive such compliance in such instance or generally shall have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE FIVE

COVENANT DEFEASANCE

Section 5.1. Covenant Defeasance Applicable to Notes. The covenant defeasance provisions of Section 13.3 of the Original Indenture shall be applicable to the covenants contained in Article Four of this Supplemental Indenture.

ARTICLE SIX

REMEDIES

Pursuant to Section 2.1, Section 3.1(20) and Section 5.1(7) of the Indenture, “Event of Default”, whenever used with respect to the Notes, shall include an event of default as defined in any bond, note, debenture or other evidence of indebtedness of the Company or any Principal Constituent Bank or under any mortgage, indenture, trust agreement or other instrument securing, evidencing or providing for any indebtedness of the Company or any Principal Constituent Bank as a result of which indebtedness of the Company or such Principal Constituent Bank in excess of U.S. $25,000,000 aggregate principal amount, whether such indebtedness now exists or is created or incurred in the future, shall be or become accelerated so as to be due and payable prior to the date on which the same would otherwise become due and payable and such acceleration shall not have been annulled or rescinded within 30 days of notice (from the applicable trustee, agent, holder or lender, or similar party, as applicable, for such indebtedness) of such acceleration to the Company or such Principal Constituent Bank. As used in this Article Six, the term “indebtedness” shall not include any transaction (including an agreement with respect thereto) that is an interest rate swap, interest rate option, equity or equity index swap, equity or equity index option, bond or bond index swap, bond or bond index option, or similar transaction, or any combination thereof, entered into by a Principal Constituent Bank in the ordinary course of its business.

ARTICLE SEVEN

MISCELLANEOUS

Section 7.1. Application of Supplemental Indenture. Each and every term and condition contained in this Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Indenture shall apply only to the Notes created hereby and not to any future series of Securities established under the Indenture.

Section 7.2. Benefits of Supplemental Indenture. Nothing contained in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors under the Indenture and the Holders of Securities (including the Notes) or Coupons, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 7.3. Effective Date. This Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

Section 7.4. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said State.

Section 7.5. Counterparts. This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 7.6. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 7.7. Separability Clause. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not, to the fullest extent permitted by law, in any way be affected or impaired thereby.

Section 7.8. Trustee Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

NATIONAL PENN BANCSHARES, INC.

By:	/s/ Scott V. Fainor
	Name:	Scott V. Fainor
	Title:	President and Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Terence C. McPoyle
	Name:	Terence C. McPoyle
	Title:	Vice President

[Signature Page to Supplemental Indenture]

EXHIBIT A TO SUPPLEMENTAL INDENTURE

FORM OF NOTE

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY:

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITORY”) OR A NOMINEE THEREOF AND MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY]

NATIONAL PENN BANCSHARES, INC.

4.250% SENIOR NOTE DUE 2024

No. 1	U.S. $125,000,000

CUSIP NO. 637138 AC2

ISIN NO. US637138AC26

National Penn Bancshares, Inc., a corporation duly organized and existing under the laws of Pennsylvania (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Twenty-Five Million Dollars on September 30, 2024, and to pay interest thereon from September 16, 2014, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 30 and September 30 in each year, commencing March 30, 2015 at the rate of 4.250% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Payments of principal and premium, if any, shall be made upon the surrender of this Note at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by the Company for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

NATIONAL PENN BANCSHARES, INC.

By:
Name:
Title:

Attest:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Officer

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[FORM OF REVERSE OF NOTE]

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under a Senior Debt Securities Indenture, dated as of September 16, 2014 (herein called the “Original Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and the First Supplemental Indenture, dated as of September 16, 2014, between the Company and the Trustee (the “Supplemental Indenture,” and the Original Indenture, as modified and supplemented by the Supplemental Indenture, being the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $125,000,000.

The Notes shall not be redeemable by the Company prior to maturity. No sinking fund will be provided with respect to the Notes. The Company will not be obligated to redeem the Notes at the option of the Holders.

In any case where the due date for the payment of the principal of or premium, if any, or interest on this Note at any Place of Payment as the case may be, is not a Business Day, then payment of principal of, or premium, if any, or interest on this Note need not be made on or by such date at such place but may be made on or by the next succeeding Business Day, with the same force and effect as if made on the date for such payment and, provided that such payment is made on or by the next succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such date.

The Indenture contains provisions for defeasance at any time of (l) the entire indebtedness of this Note or (2) certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

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No recourse under or upon any obligation, covenant or agreement contained in the Indenture, in this Note or because of any indebtedness evidenced thereby, shall be had against any past, present or future stockholder, employee, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Note by the Holder thereof and as part of the consideration for this Note.

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE OR INSTRUMENTS ENTERED INTO AND, IN EACH CASE, PERFORMED IN SAID STATE.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

6

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common

TEN ENT	-	as tenants by the entireties (Cust)

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	-	Custodian

(Custodian)	(Minor)
under Uniform Gifts to Minors Act	(State)

Additional abbreviations may also be used though not in the above list.

FORM OF ASSIGNMENT

For value received                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints                      as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Signature(s):	Dated:

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.